FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT

      Reference is made to Stockholders' Agreement dated as of November 26, 1997 by and among Holmes Products Corp., a Massachusetts corporation (the "Company"), those persons listed as Berkshire Stockholders on the signature pages thereof (collectively the "Berkshire Stockholders"), those persons listed as the Management Stockholders on the signature pages thereof (the "Management Stockholders"), Asco Investments, Ltd., a Bahamas corporation ("Asco") and those "Other Stockholders" who acquired shares of capital stock of the Company as described in Section 3.12 thereof (the "Stockholders' Agreement"). All defined terms used herein and not otherwise defined have the meanings set forth in the Stockholders' Agreement.

      WHEREAS, the Company is this date issuing an additional 9,922,243 shares of Common Stock to certain of the existing Stockholders, certain of their affiliates, and certain members of management of the Company, pursuant to a certain Stock Purchase Agreement dated as of the date hereof (each purchaser or entity purchasing shares thereunder being hereinafter referred to as a "Stock Purchaser");

      WHEREAS, each Stock Purchaser desires to enter into and to become a party to the Stockholders' Agreement for the purpose of regulating certain aspects of the Stock Purchasers' relationships with regard to the Company, and certain restrictions on the Common Stock owned by the Stock Purchasers and other Stockholders of the Company; and

      WHEREAS, the existing parties to the Stockholders' Agreement desire to amend the Agreement for such purposes;

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, and for one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. Each of the Stock Purchasers who is not already a party to the Stockholders' Agreement hereby joins in and becomes a party to the Stockholders' Agreement, as amended hereby, (i) as a Berkshire Stockholder, if such Stock Purchaser is already a Berkshire Stockholder, or is either Berkshire Fund IV Investment Corp. or is Berkshire Fund V Investment Corp., or any permitted transferee thereof;
         (ii) as a Management Stockholder, if such Stock Purchaser is already a Management Stockholder; or (iii) in the case of any other Stock Purchaser, as identified on the signature page hereto;

      2. Hereafter, all references in the Stockholders' Agreement, as amended, to "Stockholders" shall mean and refer to the original Stockholders who were the parties thereto, any Other Stockholders who acquire shares of capital stock of the Company, as described in Section 3.12 thereof, and any of the Stock Purchasers who are not already parties thereto;

      3. Section 2.5(a) and (b) of the Stockholders Agreement are hereby deleted in their entirety and replaced by the following new sections:

         2.5 Corporate Governance.
         -------------------------

            (a) At each annual meeting of the Stockholders and at each special meeting of the Stockholders called for the purpose of electing directors of the Company, and at any time at which stockholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Stockholders hereby agree to attend each meeting in person or by proxy and hereby agree to vote stock of the Company and shares of the Company now owned or hereafter acquired by him, her or it (whether at a meeting or by written consent in lieu thereof) (i) so that the Company's Board of Directors shall be designated as set forth herein, (ii) to fix the number of members of the Board at any number up to nine (9) and (iii) to elect and thereafter to continue in office as a Director of the Company the following (i) two Directors shall be persons nominated by the Berkshire Stockholders (currently Richard K. Lubin and Randy Peeler) (collectively the "Berkshire Representatives"); (ii) up to five (5) Directors shall be persons nominated by the Management Shareholders (and currently include Jordan A. Kahn, Stanley Rosenzweig and Gregory
         F. White) (collectively, the "Management Representatives") and (iii) up to two (2) Directors shall be persons who are not employees or officers of the Company, one of whom shall be nominated by the Berkshire Stockholders (subject to the reasonable approval of the Management Stockholders) and one of whom shall be nominated by the Management Stockholders (subject to the reasonable approval of the Berkshire Stockholders) (collectively the "Outside Representatives"). A vacancy in either of the directorships to be occupied by a Berkshire Representative shall be filled only by vote or written consent of a majority in interest of the Berkshire Stockholders; a vacancy in any of the directorships to be held by the Management Representative shall be filled only by vote or written consent of Management Stockholders holding at least eighty percent (80%) in interest of the Shares held by all Management Stockholders; and a vacancy in the directorships to be held by the Outside Representatives shall be filled only be vote or written consent of the Stockholders who nominated such Outside Representative (subject to the approval as set forth in clause (iii) above).

            (b) Board Expansion. So long as either (i) the Berkshire Stockholders shall own at least forty percent (40%) of the Shares (including vested Time Options and earned Performance Options) or (ii) the Berkshire Stockholders collectively own more Shares (including vested Time Options and vested and earned Performance Options) than the Management Stockholders or any other single stockholder, the Berkshire Stockholder may at any time require, by written notice to the other Stockholders (the "Increase Notice"), that the number of directors constituting the Board of Directors be increased by four (4). The Berkshire Stockholders shall have the right to designate such additional directors. If the Increase Notice is given by the Berkshire Stockholders, the nomination of the Outside Representatives as set forth in Section 2.5(a)(iii) above shall no longer require the approval of the other stockholders. Each Stockholder agrees that such Stockholder and its Permitted Transferees shall take all action as may be necessary or appropriate, including without limitation, the voting of all Shares owned by them, to so increase the number of directors constituting the Board of Directors and to elect the directors so designated by the Berkshire Stockholders.

      4. This Agreement shall constitute for all purposes an amendment to the Stockholders' Agreement, and, except as amended hereby, the Stockholders' Agreement is ratified and confirmed in all respects. All shares of Common Stock issued to each of the Stock Purchasers shall be subject to the restrictions on transfer, rights of purchase and other provisions set forth in the Stockholders' Agreement, and shall be legended in the manner set forth in Section 3.10 thereof.

      5. This Agreement shall become effective at such time as it is executed by each of the Stock Purchasers, and a majority in interest of each of the Berkshire Stockholders and Management Stockholders who were parties to the Stockholders' Agreement prior to the issuance of shares of Common Stock to the Stock Purchasers this date.

      6. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear in any one counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the 5 day of February, 1999.

                                    HOLMES PRODUCTS CORP.


                                    By:    /s/ Ira B. Morgenstern
                                           _________________________
                                    Name:  Ira B. Morgenstern
                                    Title: Senior Vice President-Finance

                              HOLMES PRODUCTS CORP.
                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                                    BERKSHIRE STOCKHOLDERS:

                                    BERKSHIRE FUND IV, LIMITED
                                    PARTNERSHIP
                                    By:  Fourth Berkshire Associates, LLC,
                                         its general partner

                                    By: /s/ Richard K. Lubin
                                        ____________________________
                                    Name:   Richard K. Lubin
                                    Title:  Managing Member

                                    BERKSHIRE INVESTORS LLC

                                    By: /s/ Richard K. Lubin
                                        ____________________________
                                    Name:   Richard K. Lubin
                                    Title:  Managing Member

                                    New Berkshire Stockholders:

                                    BERKSHIRE FUND IV INVESTMENT CORP.

                                    By: /s/ Richard K. Lubin
                                        ____________________________
                                    Name:   Richard K. Lubin
                                    Title:  Managing Member

                                    Address:    c/o Berkshire Partners
                                                One Boston Place
                                                Boston,  MA 02108

                                    BERKSHIRE FUND V INVESTMENT
                                    CORP.

                                    By: /s/ Richard K. Lubin
                                        ____________________________
                                    Name:   Richard K. Lubin
                                    Title:  Managing Member

                                    Address:    c/o Berkshire Partners
                                                One Boston Place
                                                Boston,  MA 02108

                              HOLMES PRODUCTS CORP.
                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT
                           COUNTERPART SIGNATURE PAGE



                                    BERKSHIRE STOCKHOLDERS:

                                    FSC CORP.

                                    By: /s/ Mary Josephs Reilly
                                       ____________________________
                                    Name:   Mary Josephs Reilly
                                    Title:

                              HOLMES PRODUCTS CORP.
                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT
                           COUNTERPART SIGNATURE PAGE


                                    BERKSHIRE STOCKHOLDERS:

                                    SUNAPEE SECURITIES, INC.

                                    By: /s/ Gary B. Wilkinson
                                       ____________________________
                                    Name:   Gary B. Wilkinson
                                    Title:  Treasurer

                                    SQUAM LAKE INVESTORS, II, L.P.

                                    By: /s/ Gary B. Wilkinson
                                       ____________________________
                                    Name:   Gary B. Wilkinson
                                    Title:   Treasurer

                                    SQUAM LAKE INVESTORS, III, L.P.

                                    By: /s/ Gary B. Wilkinson
                                       ____________________________
                                    Name:   Gary B. Wilkinson
                                    Title:  Treasurer

                              HOLMES PRODUCTS CORP.
                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT
                           COUNTERPART SIGNATURE PAGE


                                    BERKSHIRE STOCKHOLDERS:

                                    PANGAEA GROUP, INC.

                                    By: /s/ Darren Spangler
                                       ____________________________
                                    Name:   Darren Spangler
                                     Title:

                              HOLMES PRODUCTS CORP.
                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                                    ASCO:

                                    ASCO INVESTMENT LTD.


                                    By: /s/ Nick Webster
                                       ____________________________
                                    Name:   Nick Webster
                                    Title:

                              HOLMES PRODUCTS CORP.
                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                                    MANAGEMENT STOCKHOLDERS:

                                    /s/ Jordan A. Kahn
                                    --------------------------
                                    Jordan A. Kahn


                                    /s/ Stanley Rosenzweig
                                    ---------------------------
                                    Stanley Rosenzweig


                                    /s/ Gregory F. White
                                    ---------------------------
                                    Gregory F. White


                                    /s/ Liu Woon Fai (Tommy Liu)
                                    ---------------------------
                                    Liu Woon Fai (Tommy Liu)

                              HOLMES PRODUCTS CORP.
                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT
                           COUNTERPART SIGNATURE PAGE


                                    NEW MANAGEMENT STOCKHOLDER


                                    /s/ Thomas K. Manning
                                    -----------------------------------
                                    Thomas K. Manning

                                    Address: The Rival Company
                                            ---------------------------
                                            800 East 101st Terrace
                                            ---------------------------
                                            Kansas City, Missouri 64131
                                            ---------------------------